As filed with the Securities and Exchange Commission on September 28 , 2011
Registration No. 333- 176529

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Sun Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	52-1382541
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
226 Landis Avenue
Vineland, NJ  08360
(856) 691-7700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas X. Geisel
President and Chief Executive Officer
226 Landis Avenue
Vineland, NJ  08360
(856) 691-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John J. Spidi, Esq.
Joan S. Guilfoyle, Esq.
Malizia Spidi & Fisch, PC
1227 25th Street, N.W., Suite 200 West
Washington, D.C. 20037
(202) 434-4660

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 28 , 2011

PROSPECTUS

Sun Bancorp, Inc.

32,341,210 Shares of Common Stock

This prospectus relates to the offer and sale of up to an aggregate of 32,341,210 shares of our common stock, par value $1.00 per share (“Common Stock”), by several of our shareholders.  Please refer to “Selling Securityholders” beginning on page 10.  On July 7, 2010, we entered into securities purchase agreements with each of WLR SBI AcquisitionCo, LLC (an affiliate of WL Ross & Co. LLC), members and affiliates of Sun National Bank’s founding Brown family, certain affiliates of Siguler Guff & Company, LP, LF Sun LLC, SFIP LP, and Tiedemann Trust Company, as Trustee of the Lynn de Rothschild Irrevocable Insurance Trust, pursuant to which we agreed to sell to those parties shares of our Common Stock and shares of mandatorily convertible preferred stock in private placements exempt from the registration requirements of the Securities Act of 1933, as amended.  The private placements closed on September 22, 2010 and the shares of mandatorily convertible preferred stock were converted into shares of Common Stock on November 4, 2010.  Certain of the investors also purchased additional shares of Common Stock in private placements on April 11, 2011 and August 10, 2011.  Pursuant to the terms of our agreements with these investors, we agreed to register the shares of Common Stock acquired by them under the Securities Act of 1933, as amended.  We are not selling any shares of our Common Stock pursuant to this prospectus and therefore will not receive any of the proceeds from any sales pursuant to this prospectus.  All costs associated with this registration will be borne by us.

The selling securityholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “SNBC.” On September 27 , 2011, the closing sale price of our Common Stock on the Nasdaq Global Market was $ 2.93 per share.

On September 27 , 2011, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $ 139.4 million.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28 , 2011

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our” and the “Company” to refer to Sun Bancorp, Inc. and its subsidiaries (unless the context indicates another meaning), and the terms “Bank” and “Sun Bank” mean Sun National Bank and its subsidiaries (unless the context indicates another meaning).

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, a selling securityholder may from time to time sell or otherwise dispose of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities a selling securityholder may offer.  We may provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with any offering of our securities described in this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference in this prospectus is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

A selling securityholder may sell the securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by a selling securityholder directly or through dealers or agents which a selling securityholder may designate from time to time. If a selling securityholder, directly or through agents, solicits offers to purchase the securities, such selling securityholder reserves the sole right to accept and, together with their agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the selling securityholder. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We are including this statement for the purpose of invoking those safe harbor provisions.  Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.”  These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	statements relating to our business and growth strategies and our regulatory capital levels;

•	statements relating to potential sales of our criticized and classified assets; and

•	any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:

•	the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•	market volatility;

•	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;

•	the overall quality of the composition of our loan and securities portfolios;

•	the market for the criticized and classified assets that we may sell;

•
legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and impending regulations, changes in banking, securities and tax laws and regulations and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages;

•	the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);

•	inflation, interest rate, market and monetary fluctuations;

•	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;

•	the effect of and our compliance with the terms of the Agreement by and between the Bank and the Office of the Comptroller of the Currency (the “OCC”) dated April 15,

2010, as well as compliance with the individual minimum capital ratios established for the Bank by the OCC;

•
the results of examinations of us by the Federal Reserve and of the Bank by the OCC, including the possibility that the OCC may, among other things, require the Bank to increase its allowance for loan losses or to write-down assets;

•	our ability to control operating costs and expenses;

•	our ability to manage delinquency rates;

•	our ability to retain key members of our senior management team;

•	the costs of litigation, including settlements and judgments;

•	the increased competitive pressures among financial services companies;

•
the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products and services;

•	technological changes;

•	acquisitions;

•	changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;

•	adverse changes in securities markets;

•	the inability of key third-party providers to perform their obligations to us;

•
changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

•	war or terrorist activities;

•
other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and our other filings with the SEC; and

•	our success at managing the risks involved in the foregoing.

Some of these and other factors are discussed in the “Risk Factors” section and elsewhere in this prospectus and in the documents incorporated by reference herein. The development of any or all of these factors could have an adverse impact on our financial position and results of operations.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed

• Annual Report on Form 10-K	For the fiscal year ended December 31, 2010

• Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2011 and June 30, 2011

• Current Reports on Form 8-K
Filed January 18, 2011, January 26, 2011, March 7, 2011, March 14, 2011, March 22, 2011, April 12, 2011, April 22, 2011, April 27, 2011, May 23, 2011, July 12, 2011, July 26, 2011, July 27, 2011 , August 10, 2011 and August 30 , 2011

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. In addition, we incorporate by reference the description of our common stock contained in our Registration Statement on Form 10 we filed with the SEC on June 28, 1996, and amended on August 6, 1996.

These documents are available without charge to you on the Internet at www.sunnb.com or if you call or write to: Investor Relations, Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360 (856) 691-7700.  Our periodic reports are also available on our website at www.sunnb.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus.

SUN BANCORP, INC.

Sun Bancorp, Inc., a New Jersey corporation, is a bank holding company headquartered in Vineland, New Jersey. The Company’s principal subsidiary is Sun Bank. At June 30, 2011, the Company had total assets of $3.2 billion, total deposits of $2.7 billion and total shareholders’ equity of $298.8 million. The Company’s principal business is to serve as a holding company for the Bank. As a registered bank holding company, the Company is subject to the supervision and regulation of the Federal Reserve. At June 30, 2011, the Company had 667 full-time and 75 part-time employees. As of June 30, 2011, the Company had 65 locations in southern and central New Jersey.

Through the Bank, the Company provides a full range of commercial and retail banking services. The Company’s lending services to businesses include term loans and lines of credit, mortgage loans, construction loans, and equipment leasing. The Company is a Preferred Lender with both the Small Business Administration (“SBA”) and the New Jersey Economic Development Authority. The Company’s commercial deposit services include business checking accounts and cash management services such as electronic banking, sweep accounts, lockbox services, internet banking, PC banking, remote deposit and controlled disbursement services. The Company’s lending services to consumers include residential mortgage loans, residential construction loans, second mortgage loans, home equity loans and installment loans. The Company’s consumer deposit services include checking accounts, savings accounts, money market deposits, certificates of deposit and individual retirement accounts. In addition, the Company offers mutual funds, securities brokerage, annuities and investment advisory services through a third-party arrangement.

The Company’s website address is www.sunnb.com. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission are available free of charge on the Company’s website under the Investor Relations menu. Information on our website should not be treated as part of this prospectus.

SECURITIES BEING OFFERED

On July 7, 2010, the Company entered into securities purchase agreements (the “Securities Purchase Agreements”) with each of WLR SBI AcquisitionCo, LLC (“WL Ross”), which is an affiliate of WL Ross & Co. LLC, members and affiliates of the Bank’s founding Brown family (together, the “Brown Family”), certain affiliates of Siguler Guff & Company, LP (the “Siguler Guff Shareholders”), LF Sun LLC (“LF Sun”), SFIP LP (“SFIP”), and Tiedemann Trust Company, as Trustee of the Lynn de Rothschild Irrevocable Insurance Trust (“Rothschild”).  As used throughout this prospectus, the term “selling securityholder” includes each of WL Ross, the Brown Family, the Siguler Guff Shareholders, LF Sun, SFIP and Rothschild.  Pursuant to the Securities Purchase Agreements, on September 22, 2010, the selling securityholders purchased an aggregate of 4,672,750 shares of our authorized but unissued common stock, par value $1.00 per share (“Common Stock”), and 88,009 shares of our Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), directly from us, each in a private placement transaction for an aggregate purchase price of $106.7 million, in cash (the “Transactions”).  Effective November 4, 2010, the outstanding shares of the Series B

Preferred Stock were converted into 22,002,250 shares of Common Stock.  In addition, pursuant to their exercise of the contractual “gross-up rights” given to certain of the investors in the Securities Purchase Agreements, certain of the investors purchased, in the aggregate, an additional 3,802,131 shares of Common Stock on April 11, 2011 and 1,381,527 shares of Common Stock on August 10, 2011 in private placements.

We agreed in the Securities Purchase Agreements to grant certain registration rights to the selling securityholders, as specified in each separate Securities Purchase Agreement.  We agreed to bear the costs of any such registration pursuant a selling securityholder’s rights under its Securities Purchase Agreement.  Each of the selling securityholders was also granted certain “piggyback” registration rights under the Securities Purchase Agreements.  Under the terms of the letter agreements entered into with certain of the selling securityholders in connection with the April 2011 and August 2011 private placements, we agreed that the shares purchased would also be covered by these registration rights provisions.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

All securities sold pursuant to this prospectus will be sold by the selling securityholders and we will not receive the proceeds from such sales.

DESCRIPTION OF COMMON STOCK

Under our amended and restated certificate of incorporation, we are authorized to issue up to 200,000,000 shares of common stock, par value $1.00 per share.

As of September 27 , 2011, there were  87,646,591 shares of our common stock issued,  85,539,868 shares of common stock outstanding and  5,628,588 common shares reserved for issuance in connection with outstanding options and unvested stock awards.

In this section we describe certain features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws and to applicable New Jersey law.

General

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of any series of our preferred stock then outstanding.

On July 7, 2010 the Company entered into the Securities Purchase Agreements with each of WL Ross, the Brown Family and the Siguler Guff Shareholders.  On March 16, 2011, the Company entered into an agreement (the “Gross-Up Agreement”) with Anchorage Capital Group, L.L.C., acting on behalf of Anchorage Capital Master Offshore, Ltd. (“Anchorage”).  Pursuant to the Securities Purchase Agreements and the Gross-Up Agreement, WL Ross, the Brown Family, the Siguler Guff Shareholders and Anchorage, respectively, were each granted certain “gross-up” rights (the “Gross-Up Rights”) in connection with certain securities offerings that we may conduct.  The Gross-Up Rights permit the parties to the Securities Purchase Agreements and the Gross-Up Agreement to acquire from us securities at the same price (net of underwriting discounts) and on the same terms as those proposed in the applicable offering in an aggregate amount sufficient to enable them to maintain their respective proportionate Common Stock–equivalent ownership interests in the Company.

With the exception of the Gross-Up Rights, holders of Common Stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions that apply to the Common Stock. All shares of Common Stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate or issue in the future.

Anti-Takeover Effects

The provisions of our amended and restated certificate of incorporation and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares.  Our amended and restated certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock. These shares of common stock and preferred stock provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duties to deter future attempts to gain control of us. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duties, to issue one or more series of preferred stock to persons of the Board of Directors’ choosing in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby resist a transaction by which a third party seeks to gain control of us.

Special Meetings of Stockholders.  Our amended and restated certificate of incorporation provides that special meetings of stockholders may be called by our Board of Directors by vote of a majority of the directors then in office, unless otherwise required by law.

Action by Stockholders Without A Meeting.  Our bylaws provide that no action may be taken by stockholders without a meeting without the written consent of every stockholder entitled to vote on the matter.

Business Combinations With Certain Persons.  Our amended and restated certificate of incorporation and the New Jersey Shareholder Protection Act limit our ability to enter into business combination transactions with any interested shareholder for five years following the interested shareholder’s stock acquisition date, unless the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date.

An interested shareholder includes:

•	a beneficial owner, directly or indirectly, of 10% or more of our outstanding voting stock;

•
an affiliate or associate of the Company who, at any time within the five years prior to the date in question was a beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding stock; or

•
an assignee of, or a person who has succeeded to, any shares of voting stock which within the two years prior to the date in question were beneficially owned by any interested shareholder, if the assignment or succession occurred in a transaction not involving a public offering.

In addition, we may not enter into a business combination with an interested shareholder at any time, unless one of the following three conditions is met:

•
the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date and the shareholders thereafter approve the transaction in accordance with applicable law;

•	the business combination is approved by the affirmative vote of the holders of at least 80% of the outstanding voting stock; or

•
the common shareholders and any preferred shareholders receive a fair price in cash as determined by the amended and restated certificate of incorporation and, prior to the business combination completion date, the interested shareholder has not become a beneficial owner of any additional shares of stock of the corporation except through the limited circumstances provided in the amended and restated certificate of incorporation.

These provisions of our amended and restated certificate of incorporation and the New Jersey Shareholder Protection Act and the significant voting control held by our officers and directors could discourage potential takeover attempts.

Amendment of Charter and Bylaws.  Our amended and restated certificate of incorporation generally may be amended upon approval by the Board of Directors and the holders of a majority of the outstanding shares of our common stock. The amendment of certain provisions of our amended and restated certificate of incorporation, however, requires the vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to: the number, classification and election of directors; preemptive rights; limitation of liability; approval of certain business combinations; shareholder meetings and nominations; and amendments to the amended and restated certificate of incorporation and bylaws.

Our bylaws may be amended either by the Board of Directors, by a vote of a majority of the whole Board, or by our stockholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions.  Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 60 days or more than 90 days before the anniversary date of the preceding year’s annual meeting.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

SELLING SECURITYHOLDERS

On July 7, 2010, we entered into the Securities Purchase Agreements with each of WL Ross, the Brown Family, the Siguler Guff Shareholders, LF Sun, SFIP, and Rothschild.  The following table provides information regarding the beneficial ownership of our common stock held by the selling securityholders as of September 27 , 2011 and the shares included in the offering being offered by this prospectus.

	Shares Owned Prior to this		Shares Offered by this	Shares Owned After this Offering (1) (2)
Selling Securityholder	Offering		Prospectus	Number	Percentage

WLR SBI AcquisitionCo, LLC (3)	21,279,241		15,093,127	6,186,114	7.2%
Bernard A. Brown	8,161,289	(4)	1,815,458	6,345,831	7.3
Sidney R. Brown	4,660,392	(5)(6)	1,433,934	3,226,458	3.7
Jeffrey S. Brown	2,842,581	(7)(8)	513,885	2,328,696	2.7
Anne E. Koons	665,237	(9)	138,026	527,211	0.6
The Four B’s (10)	3,797,023		3,648,300	148,723	0.2
NFI Interactive Logistics, LLC (11)	1,099,177		1,099,177	-	-
National Distribution Centers, L.P. (12)	561,200		561,200	-	-
National Freight, Inc. (13)	286,450		286,450	-	-
Maycomb Holdings II, LLC	2,820,141		2,000,551	819,590	1.0
Maycomb Holdings III, LLC	2,820,140		2,000,551	819,589	1.0
Maycomb Holdings IV, LLC	2,820,140		2,000,551	819,589	1.0
Tiedemann Trust Company, as Trustee of the Lynn de Rothschild Irrevocable Insurance Trust (14)	1,000,000		1,000,000	-	-
LF Sun LLC (15)	500,000		500,000	-	-
SFIP LP (16)	250,000		250,000	-	-

(1)	As of September 27 , 2011.
(2)	Assumes that each selling shareholder will sell all shares offered by it under this prospectus.
(3)	Wilbur L. Ross, Jr. is the managing member of El Vedado, LLC, the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC. WLR Recovery Associates IV LLC is the general partner of WLR Recovery Fund IV, L.P, which is the sole manager of WLR SBI AcquisitionCo, LLC and accordingly Wilbur L. Ross, Jr. may be deemed to have voting and dispositive power over the securities held by WLR SBI AcquisitionCo, LLC.
(4)
Includes shares held directly as well as by spouse, in trust and other indirect ownership, over which shares Mr. Brown exercises sole or shared voting and/or investment power.  Includes 344,917 shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of September 27, 2011.

(footnotes continue on next page)

(5)
Includes shares held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individual exercises sole or shared voting and/or investment power, unless otherwise indicated.  Includes  376,480 shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of September 27 , 2011.

(6)
Excludes 4, 012,237 shares held by various companies and partnerships for which the individual disclaims beneficial ownership of shares held in excess of his proportionate  ownership interests in such companies and partnerships.

(7)
Includes shares held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individual exercises sole or shared voting and/or investment power, unless otherwise indicated.  Includes 12,179 shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of September 27 , 2011.

(8)
Excludes 4,013,492 shares held by various companies and partnerships for which the individual disclaims beneficial ownership of shares held in excess of his proportionate ownership interests in such companies and partnerships.

(9)	Includes 7,750 shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of September 27, 2011.
(10)	Sidney Brown, Jeffrey Brown and Irwin Brown share voting and investment power over the securities held by The Four B’s.
(11)	Sidney Brown, Jeffrey Brown and Irwin Brown share voting and investment power over the securities held by NFI Interactive Logistics, LLC.
(12)	Sidney Brown, Jeffrey Brown and Irwin Brown share voting and investment power over the securities held by National Distribution Centers, L.P.
(13)	Sidney Brown, Jeffrey Brown and Irwin Brown share voting and investment power over the securities held by National Freight, Inc.
(14)	Tiedemann Trust Company serves as trustee for the benefit of the Lynn de Rothschild Irrevocable Insurance Trust.
(15)	Richard S. LeFrak, Harrison T. LeFrak and James T. LeFrak have voting and investment control over the securities held by LF Sun LLC.
(16)	Barry S. Sternlicht has voting and investment control over the securities held by SFIP, LP.

WLR SBI AcquisitionCo, LLC.  Pursuant to its Securities Purchase Agreement with the Company, on September 22, 2010 WL Ross purchased 1,812,500 shares of our authorized but unissued Common Stock directly from us as well as 42,626 shares of our Series B Preferred Stock in a private placement transaction for an aggregate purchase price of $49,876,000, in cash.  The Series B Preferred Stock mandatorily converted into 10,656,500 shares of Common Stock on November 4, 2010.  On March 22, 2011, WL Ross acquired 6,186,114 shares of our Common Stock in connection with a registered, underwritten public offering.  On April 11, 2011 and August 10, 2011, WL Ross acquired an additional 2,002,054 and 622,073 shares, respectively, of Common Stock in private placements.

Wilbur L. Ross, Jr., the managing member of an affiliate of WL Ross, was elected to the Board of Directors of the Company in September, 2010.  He is also a director of the Bank.  Mr. Ross has been appointed to the Executive Committee and the Nominating and Corporate Governance Committee of the Board of Directors and as a non-voting observer to the Compensation Committee of the Board of Directors.

The Brown Family.  Pursuant to its Securities Purchase Agreement with the Company, on September 22, 2010 the Brown Family purchased an aggregate of 1,885,500 shares of our authorized but unissued Common Stock directly from us as well as 22,458 shares of our Series B Preferred Stock in a private placement transaction for an aggregate purchase price of $30,000,000, in cash.  The Series B Preferred Stock mandatorily converted into 5,614,500 shares of Common Stock on November 4, 2010.  On March 22, 2011, the Brown Family acquired an aggregate of 1,403,508 shares of our Common Stock in connection with a registered, underwritten public offering.  On April 11, 2011 and August 10, 2011, the Brown Family acquired an additional 1,001,754 and 512,124 shares, respectively, of Common Stock in private placements.

Bernard A. Brown has been Chairman of the Board of Directors of the Company and the Bank since its inception 25 years ago (1985).  Mr. Brown also serves as Chair of the Executive Committee of the Board.

Sidney R. Brown is Vice Chairman of the Board of Directors of the Company and has served as a director, treasurer and secretary of the Company since 1990.  He is also a director of the Bank .   Mr .  Brown serves as a member and secretary of the Executive Committee of the Board, and is also a member of the ALCO/Investment Committee of the Board.  Mr. Brown served as Acting President and CEO of the Company from February 2007 to January 2008.

Anne E. Koons has served as a director of the Company since April 1990.  She is also a director of the Bank.  Ms. Koons serves as a member of the Board’s ALCO/Investment Committee.

Jeffrey S. Brown has been a director of the Company since April 1999.  He is also a director of the Bank.  Mr. Brown also serves as a member of the Board’s ALCO/Investment Committee.

Siguler Guff Shareholders.  Pursuant to its Securities Purchase Agreement with the Company, on September 22, 2010 the Siguler Guff Shareholders purchased an aggregate of 720,500 shares of our authorized but unissued Common Stock directly from us as well as 16,942 shares of Series B Preferred Stock in a private placement transaction for an aggregate purchase price of $19,824,000, in cash.  The Series B Preferred Stock mandatorily converted into 4,235,500 shares of Common Stock on November 4, 2010.  On March 22, 2011, the Siguler Guff Shareholders acquired an aggregate of 2,458,768 shares of our Common Stock in connection with a registered, underwritten public offering.  On April 11, 2011 and August 10, 2011, the Siguler Guff Shareholders acquired an additional 798,323 and 247,330 shares, respectively, of Common Stock in private placements.

Tiedemann Trust Company, as Trustee of the Lynn de Rothschild Irrevocable Insurance Trust.  Pursuant to its Securities Purchase Agreement with the Company, on September 22, 2010 Rothschild purchased 145,250 shares of our authorized but unissued Common Stock directly from us as well as 3,419 shares of Series B Preferred Stock in a private placement transaction for an aggregate purchase price of $4,000,000, in cash.  The Series B Preferred Stock mandatorily converted into 854,750 shares of Common Stock on November 4, 2010.

LF Sun LLC.  Pursuant to its Securities Purchase Agreement with the Company, on September 22, 2010 LF Sun purchased 72,750 shares of our authorized but unissued Common Stock directly from us as well as 1,709 shares of Series B Preferred Stock in a private placement transaction for an aggregate purchase price of $2,000,000, in cash.  The Series B Preferred Stock mandatorily converted into 427,250 shares of Common Stock on November 4, 2010.

SFIP LP.  Pursuant to its Securities Purchase Agreement with the Company, on September 22, 2010 SFIP purchased 36,250 shares of our authorized but unissued Common Stock directly from us as well as 855 shares of Series B Preferred Stock in a private placement transaction for an aggregate purchase price of $1,000,000 in cash.  The Series B Preferred Stock mandatorily converted into 213,750 shares of Common Stock on November 4, 2010.

Each selling securityholder may, from time to time, offer and sell shares of our Common Stock pursuant to this prospectus.  “Selling securityholder” is a term used to identify those for whom shares are being registered.  It is not an announcement of the sale of shares.  There can be no assurance that a selling securityholder will sell any or all of the shares of Common Stock registered pursuant to this registration statement.

All of the securities being offered by the selling securityholders were acquired in private placement transactions between the Company and one or more of the selling securityholders.  In those transactions the selling securityholders were granted registration rights with respect to all of the Common Stock that they purchased.

Unless otherwise noted, the information provided in this prospectus regarding the selling securityholders was furnished to us by the selling securityholders.  We do not make any representations or warranties regarding, and are not responsible for, the accuracy or completeness of such information.

For purposes of this prospectus, we have assumed that all of the shares covered by this prospectus will be sold by the selling securityholders in this offering.

We do not know when or in what amounts any selling securityholder may offer the securities for sale.  A selling securityholder might not sell any or all of the securities offered by this prospectus. Because a selling securityholder may offer all or some of the securities pursuant to this offering, and because, to our knowledge, no sale of any of the securities is currently subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by a selling securityholder after completion of the offering.

None of the selling securityholders are broker-dealers.  WL Ross and SFIP are affiliates of broker-dealers.  We have been informed by each of them that the securities they acquired were purchased in the ordinary course of business and, at the time of the purchases, they had no agreements or understandings, directly or indirectly, with any person to distribute those securities.

Information about a selling securityholder may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

A selling securityholder may sell all or a portion of the securities beneficially owned by it and offered by this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents.  If securities are sold through underwriters or broker-dealers, a selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions.  The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions.  A selling securityholder may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling securityholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling securityholder may arrange for other brokers-dealers to participate in sales.  If a selling securityholder effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from a selling securityholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent will be in amounts to be negotiated, which are not expected to be in excess of those customary in the types of transactions involved.

In connection with sales of securities, a selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume.  A selling securityholder may also sell securities short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, a selling securityholder may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  A selling securityholder may also loan or pledge securities to broker-dealers that in turn may sell such shares.  A selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the identification of selling securityholder to include the pledgee, transferee or other successors in interest as selling securityholder under this prospectus.  A selling securityholder also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling securityholder and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed which will set forth (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii )  the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) any other facts material to the transaction.

The aggregate proceeds to a selling securityholder from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Under the securities laws of some states, the securities covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that a selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

If a selling securityholder uses this prospectus for any sale of securities, it will be subject to the prospectus delivery requirements of the Securities Act.  A selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by a selling securityholder and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to such securities.  All of the foregoing may affect the marketability of the securities covered by this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Pursuant to the securities purchase agreement between us and a selling securityholder, we will pay all expenses of the registration of the securities covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.  We will indemnify a selling securityholder against liabilities, including some liabilities under the Securities Act, in accordance with the Securities Purchase Agreements.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Sun Bancorp, Inc.

32,341,210 Shares of Common Stock

PROSPECTUS

September 28 , 2011

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part.  The Company will bear all of these expenses.

Registration fee under the Securities Act	$10,889

Legal fees and expenses*	$25,000

Accounting fees and expenses*	$15,000

Printing and other miscellaneous fees and expenses*	$10,000

Total	$60,889

* Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15.	Indemnification of Officers and Directors

The Company has authority under the New Jersey Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Company’s Amended and Restated Certificate of Incorporation provide that the Company shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. In general, New Jersey law permits a New Jersey corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation’s request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The provisions of the New Jersey Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under New Jersey law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought from the Company, nor is the Company aware of any threatened litigation that may result in claims for indemnification from the Company by any officer or director.

The Bylaws of the Company require indemnification of directors, officers and employees to the fullest extent permitted by New Jersey law.

Further, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Amended and Restated Certificate of Incorporation.

Item 16.	Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation *

3.2	Bylaws (1)

4.1	Securities Purchase Agreement dated July 7, 2010, between the Company and WLR SBI AcquisitionCo, LLC, an affiliate of WL Ross & Co. LLC (2)

4.2	Securities Purchase Agreement dated July 7, 2010, between the Company and members and affiliates of Sun National Bank’s founding Brown family (2)

4.3	Securities Purchase Agreement dated July 7, 2010, between the Company and certain affiliates of Siguler Guff & Company, LP (2)

4.4	Form of Securities Purchase Agreement between the Company and LF Sun LLC, SFIP LP, and Tiedemann Trust Company, as Trustee of the Lynn de Rothschild Irrevocable Insurance Trust (2)

4.5	Letter Agreement dated April 11, 2011, between the Company and WLR SBI AcquisitionCo, LLC, an affiliate of WL Ross & Co. LLC (3)

4.6	Letter Agreement dated April 11, 2011, between the Company and members and affiliates of Sun National Bank’s founding Brown family (3)

4.7	Letter Agreement dated April 11, 2011, between the Company and certain affiliates of Siguler Guff & Company, LP (3)

4.8	Letter Agreement dated August 10, 2011, between the Company and WLR SBI AcquisitionCo, LLC, an affiliate of WL Ross & Co. LLC (4)

4.9	Letter Agreement dated August 10, 2011, between the Company and members and affiliates of Sun National Bank’s founding Brown family (4)

Exhibit Number	Description of Document

4.10	Letter Agreement dated August 10, 2011, between the Company and certain affiliates of Siguler Guff & Company, LP (4)

5.1	Opinion of Malizia Spidi & Fisch, PC *

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Malizia Spidi & Fisch, PC (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (contained in the signature page of the registration statement) *

*	Previously filed.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed October 24, 2007.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed July 13, 2010.

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed April 12, 2011.

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed August 10, 2011.

Item 17.	Undertakings

The undersigned Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sun Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vineland in the State of New Jersey, on the 28th day of September , 2011.

SUN BANCORP, INC.

By:	/s/ Thomas X. Geisel
Thomas X. Geisel
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 28, 2011.

	/s/ Bernard A. Brown *	/s/ Thomas X. Geisel
	Bernard A. Brown Chairman of the Board	Thomas X. Geisel President, Chief Executive Officer and Director (Principal Executive Officer)

	/s/ Sidney R. Brown *	/s/ Robert B. Crowl
	Sidney R. Brown	Robert B. Crowl
	Vice Chairman, Treasurer and Secretary	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	/s/ Wilbur L. Ross, Jr. *	/s/ Neil Kalani
	Wilbur L. Ross, Jr., Director	Neil Kalani Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

	/s/ Peter Galetto, Jr. *	/s/ Jeffrey S. Brown *
	Peter Galetto, Jr., Director	Jeffrey S. Brown, Director

	/s/ Anne E. Koons *	/s/ Alfonse M. Mattia *
	Anne E. Koons, Director	Alfonse M. Mattia, Director

	/s/ Anthony R. Coscia *	/s/ William J. Marino *
	Anthony R. Coscia, Director	William J. Marino, Director

/s/ Eli Kramer *
Eli Kramer , Director

*By:	/s/ Thomas X. Geisel
Thomas X. Geisel
Attorney-in-Fact